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                                                                     EXHIBIT 5.1



                         [PERKINS COIE LLP LETTERHEAD]





                                 August 16, 2000



EDEN Bioscience Corporation
11816 North Creek Parkway North
Bothell, WA  98011-8205


        RE:


Ladies and Gentlemen:

        We have acted as counsel to you in connection with the proceedings for the authorization and issuance by EDEN Bioscience Corporation (the "Company") of up to 5,800,000 shares (the "Firm Shares") of the Company's common stock, $.0025 par value per share (the "Common Stock"), together with an additional 870,000 shares of Common Stock if and to the extent the underwriters exercise an over-allotment option granted by the Company (the "Over-Allotment Shares"), and the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Firm Shares and the Over-Allotment Shares (collectively, the "Shares").

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

        (a) the filing and effectiveness of the Registration Statement and any amendments thereto,

        (b) due execution by the Company and registration by its registrar of the Firm Shares and, to the extent the underwriters exercise their over-allotment option, the Over-Allotment Shares,

        (c) the offering and sale of the Firm Shares and, to the extent the underwriters exercise their over-allotment option, the Over-Allotment Shares, as contemplated by the Registration Statement, and



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EDEN Bioscience Corporation
August 16, 2000
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        (d)  receipt by the Company of the consideration required for the Firm
             Shares and, to the extent the underwriters exercise their over-allotment option, the Over-Allotment Shares, to be sold by the Company as contemplated by the Registration Statement, the Firm Shares and, to the extent the underwriters exercise their over-allotment option, the Over-Allotment Shares will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                            Very truly yours,

                                            /s/ PERKINS COIE LLP